Exhibit 99

FINAL TRANSCRIPT

Conference Call Transcript

EPIC - Q2 2005 Epicor Software Earnings Conference Call

Event Date/Time: Jul. 19. 2005 / 5:00PM ET

Event Duration: N/A

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	1

© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Jul. 19. 2005 / 5:00PM, EPIC - Q2 2005 Epicor Software Earnings Conference Call

CORPORATE PARTICIPANTS

George Klaus

EPIC - Chairman, President and CEO

Michael Piraino

EPIC - CFO

Valerie Brodie

EPIC - VP IR and Corp. Comm.

CONFERENCE CALL PARTICIPANTS

Richard Davis

Needham & Company - Analyst

Richard Baldry

First Albany Capital - Analyst

Brad Reback

CIBC - Analyst

Jason Brueschke

Pacific Growth Equities - Analyst

Mark Schappel

Keybanc Capital Markets - Analyst

Jim Yin

Ekn - Analyst

Wendall Laidley

RS Investments - Analyst

PRESENTATION

Operator

Good day everyone, and welcome to Epicor Software Corporation’s Second Quarter Earnings Conference Call. [OPERATOR INSTRUCTIONS.] I’d like to introduce the speakers for today’s call - George Klaus, Chairman, President and Chief Executive Officer, Michael Piraino, Senior Vice-president and Chief Financial Officer, and Valerie Brodie, Vice-President of Investor Relations and Corporate Communications. At this time, I’d like to turn the call over to Miss Valerie Brodie. Please go ahead.

Valerie Brodie - EPIC - VP IR and Corp. Comm.

Thank you, and good afternoon everyone. Thanks for joining us today. Welcome to Epicor’s second quarter 2005 earnings conference call. I would like to introduce Epicor’s Chairman, President and CEO, George Klaus, Senior Vice-President and CFO, Michael Piraino. The agenda for today’s call will be an introduction by George, followed by Michael’s review of key financial results. George will then discuss quarterly highlights, and guidance for the third quarter and the remainder of the year. The discussion will then be followed by a question-and-answer session.

Before we begin, however, I would appreciate your patience as I review the required Safe Harbor statements. The discussion on the call today will include forward-looking statements. These forward-looking statements include statements regarding expected revenues and earnings, expected new product releases and other statements that are not historical facts.

Actual results may differ materially from those expressed or implied in the forward-looking statements. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, please see our quarterly report on Form 10Q for the period ended June 30, 2005, pages 38 through 46.

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	2

© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Jul. 19. 2005 / 5:00PM, EPIC - Q2 2005 Epicor Software Earnings Conference Call

Our presentation will also include the discussion of certain non-GAAP financial measures, such as organic revenues and adjusted earnings, which exclude non-cash benefits of tax expense, amortization of acquired intangible assets, stock-based compensation expenses, and restructuring charges. The most directly comparable GAAP financial measures and information reconciling the non-GAAP measures to the Company’s GAAP results are part of our earnings release, which is available on our website at www.epicor.com under the Investor section. And with that, I’ll turn the call over to George.

George Klaus - EPIC - Chairman, President and CEO

Thanks Valerie. And thanks to everyone for joining us today. Today we reported our strongest second quarter performance in the Company’s history. Our solid second quarter results, both revenue and earnings, beat our internal plans, as well as our previously issued guidance for the quarter. Our growth rates, as well as our organic growth rates, represent continued execution and strong demand for our products.

We reported revenues of $71 million, an increase of over 46% over second quarter last year, with 10% organic growth, excluding Scala’s contribution. License revenues of $19 million were up 55% year over year, with organic license growth of 24% year over year. We had a tremendous quarter, with performance in growth rates that are unmatched in the mid-market ERP sector.

We reported $0.50 GAAP EPS. Our GAAP results include a non-cash tax benefit of $0.34 EPS, from reversing the deferred tax asset valuation allowance for U.S. operating losses. We reported $0.23 adjusted EPS in the quarter, up over 53% from second quarter last year.

We continued generating cash from operations, ending the quarter with a cash position of $56 million. In addition, as we indicated last quarter, we began paying off our credit line in the first quarter at $5 million per quarter. We currently have $15 million in debt outstanding, following a payment in July, with a plan to continue to pay down the credit line at $5 million per quarter.

With that, I’d like to turn the call over to Michael, to review details of our results. And then I’ll give you an overview of our core business, review our highlights, and update our guidance for third quarter and the full year of 2005. Michael?

Michael Piraino - EPIC - CFO

Thanks George. And thanks to everyone for taking the time to be with us today. Total revenues for the second quarter of 2005 were $71 million, up 46%. And license revenues of $19 million were up over 55% from a year ago. For the quarter, Scala Business Solutions contributed approximately $20.9 million in total revenue, and $5.2 million in license revenue.

Consulting and maintenance revenues for the second quarter of 2005 were $51.2 million, compared with $35.6 million last year, up 44%. For the second quarter, we reported GAAP net income of $28.2 million, or $0.50 per diluted share, on weighted average shares outstanding of $56.6 million, compared with net income of $5.6 million, or $0.11 per diluted share in the prior year’s period, on weighted average shares outstanding of $52.6 million.

GAAP net income, as George pointed out for the second quarter, included a non-cash income tax benefit of $18.6 million or $0.33 per diluted share, representing the release of the entire valuation allowance related to U.S. Federal operating losses. More about that in a minute.

Adjusted earnings for the quarter were $12.8 million, or $0.23 per diluted share, compared with adjusted earnings of $8 million or $0.15 per diluted share in the same period last year. This represents a 53% increase in adjusted earnings per share on a year over year basis. See the press release for a full description of adjusted earnings and adjusted earnings per share.

Now some additional Income Statement highlights include the following. International revenues for the quarter were approximately 43% of total revenue. Maintenance revenues, representing over 46% of total revenues for the quarter, grew 46% due to Scala contributions and successful win-back programs. Company wide renewal rates on maintenance exceeded 90% for all of our product lines. This revenue stream is our most profitable from a gross margin standpoint.

We had other revenue of $808,000 for the quarter, relating to hardware sales, bundled with certain software transactions. Head count at quarter end was 1,598 full time equivalents, an increase of 106 employees for the quarter. These increases were in our professional services and sales organizations in the U.S., and in various other capacities internationally.

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	3

© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Jul. 19. 2005 / 5:00PM, EPIC - Q2 2005 Epicor Software Earnings Conference Call

Overall, gross margin increased 30 basis points versus last year, to 60.2 for the quarter. Consulting gross margin was 21% for the quarter, compared to 20.5% for the first quarter. Consulting gross margin continues to be affected by training and education efforts, the recruitment of new consultants, and the cost of outside contractors required to support our new product release. Backlog in our consulting business is very solid in the U.S., as well as abroad.

Sales and marketing increased approximately $3.8 million versus last year, but continued to decline as a percentage of revenue to 19.2% versus 20.4% last year. The dollar increase is directly attributable to an increase in license revenue, and the associated commission expense for the quarter.

Software development was $7 million or 9.9% of revenue, versus $5.1 million or 10.4% in the same period last year. Although down as a percentage of revenue, R&D spending is up 39% year over year, as the Company focused on key product development areas. The Company continues to invest in its company owned offshore development organizations in Mexico and Russia.

General and administrative expenses, exclusive of stock-based compensation and provision for doubtful accounts, increased $3.3 million versus last year, an increase less than $50,000 versus last quarter. Overall G&A still remains a little high, due primarily to SOX 404 compliance costs. EBITDA margins were 20.3% for the quarter, compared to 16.6% for last year, reaching a targeted year-end milestone early.

The provision for income taxes was approximately 9.1% for the quarter, and is related to the alternative minimum tax in the U.S., a provision for foreign entities not covered by net operating loss carry-forwards, and withholding taxes. Our expected annual effective rate for 2005 is approximately 8.1%.

As indicated in my remarks earlier, the Company released the entire valuation allowance related to U.S. Federal operating losses, and reported a portion of it — $18.6 million — as a discreet, non-cash income tax benefit in the current quarter’s tax provision.

Other income and expense includes a current period foreign exchange loss of approximately $268,000. We have begun to see the benefits of our active treasury management and foreign exchange project. We expect there to be a relatively immaterial foreign exchange impact, plus or minus $250,000, in our quarterly income statements for the balance of the year. Minority interest was $59,000 for the quarter.

We have recently received such court approval to proceed with the buyout of the remaining outstanding shares of Scala Business Solutions. This should be completed before year-end. Cash flow from operations was approximately $12.8 million. Our trailing four quarter average for cash flow from operations is approximately $8.5 million.

Now, transitioning to the balance sheet. Cash balances were $56 million at quarter’s end. Cash collections for the second quarter were $75.4 million, representing 106% of revenue, driving DSO down to 54 days from 60 last quarter. We see DSOs in the mid to high 50s for the remainder of the year. Our consolidated allowance for bad debts of $6.2 million, we feel is adequate to cover any exposure for uncollectibles. De-aging is in good shape. We continue to aggressively pursue and collect overdue balances.

The result of releasing the entire valuation allowance related to the U.S. Federal operating losses is that a net deferred tax asset of $38.2 million has been created. Intangible assets were $43.2 million, and are being amortized over the expected useful life, which ranges from 2 to 7 years. Good will was $85.3 million at quarter end. Deferred revenue decreased to $57.2 million, down from $60.7 million last quarter, as expected.

As of June 30, 2005, the Company had $20 million in outstanding long term debt, priced at approximately 5.2%. Based upon the results and the strong cash flow from operations posted this quarter, we made another principal payment of $5 million in July, reducing our outstanding obligation to the banks to approximately $15 million. We’re in compliance with all debt covenants associated with the line of credit.

Finally, as a result of releasing the entire valuation allowance related to the U.S. Federal operating losses, a portion associated with the previously exercised stock options for $19.6 million has been credited to additional paid in capital. Overall, I give our organization very high marks for Q2, and look forward with confidence to the second half of the year.

With that, back to George.

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	4

© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Jul. 19. 2005 / 5:00PM, EPIC - Q2 2005 Epicor Software Earnings Conference Call

George Klaus - EPIC - Chairman, President and CEO

Thank you Michael. Now I’d like to give you an overview of our core business, and some highlights and achievements of the quarter. We continue to grow our core business, adding 185 new customers in the quarter. Along with cross-selling opportunities into our install base, we continue to successfully focus on generating new customers.

We have had continued success with the Vantage 8.0 release this year. We have shipped the product to over 60 new customers. As more and more customers go live, we are building up the list of reference accounts and industry endorsements on the product.

The upgrade cycle is ramping up for Vantage 8.0 and in the install base. As we mentioned last quarter, we completed a customer road show, where we demonstrated the product to over 500 manufacturing customers.

We are pleased with the pipeline for Vantage 8.0 upgrades we are building through our road show, and other targeted marketing campaigns. We continue to believe that the upgrade cycle represents up side to our business over the next few years.

We continue to leverage our R&D capabilities around the world, delivering over 47 product upgrades and enhancements released across Epicor’s suite of solutions. We have over 350 developers, almost 25% of our total employee population, focused on building upgrade releases and enhancements across our product suite.

We were recognized with a number of awards this quarter. They included being named finalist in the Best Multinational Company category in the 2005 International Business Awards. Also named to both the 2005 VAR Business VAR 500, and the VAR 550 Fastest Growing VARs. Also named Start Magazine’s Hottest Companies of 2005 for the fourth consecutive year. Also, we were named one of the Supply and Demand Chain Executive 200 for the second consecutive year. And, we were honored again with the Winner of the 2005 CRM Excellence Awards by Customer Interaction Solutions.

Now, let me review our third quarter guidance with you. We expect to achieve total revenues of $70 million, flat to slightly down from second quarter, which, as you know, is seasonally typical. And in the third quarter, we expect $0.22 adjusted EPS, based on an estimated weighted average share count of 57 million shares. We are raising our previously issued 2005 total revenue guidance from $276 million to $284 million. We are also raising our adjusted EPS for the year 2005 from $0.88 to $0.90, using an estimated weighted average share count of 57 million shares.

The increase in both our annual revenues and adjusted EPS guidance reflects our confidence in our ability to continue to deliver strong performance and in the continued demand for our products. Our product portfolio represents one of the most competitive suites available today, with a leading edge .Net and Web Services architecture, state of the art functionality, and low total cost of ownership.

In closing, I am very proud of the team we have built at Epicor, and our performance to date this year. Our revenues continue to grow at rates that are outpacing most, if not all of our competitors. We are executing on all cylinders, delivering great results and great products.

One year after the completion of the Scala acquisition, I am happy to report that we have successfully not only integrated the two companies, but have delivered on synergies, which have allowed us to produce create results, and create shareholder value. I feel that we had a very good quarter. With that, Operator, I would like to open it up for questions.

QUESTION AND ANSWER

Operator

Thank you. [OPERATOR INSTRUCTIONS.] We’ll go first to Richard Davis with Needham & Company. Please go ahead.

Richard Davis - Needham & Company - Analyst

Okay. Thanks very much. The first question would be, kind of so far, with your upgrades that you’ve had, is there a typical amount of revenues that you’ve generated from the upgrade? Because presumably that gives you not only a chance to do the obvious teaching and services and stuff. But people might say, boy, I need a new module or something like that. And so is there a revenue amount, roughly, that you’re getting? Is it tracking along your expectations? And is there any one module that people seem to be buying more of?

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	5

© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Jul. 19. 2005 / 5:00PM, EPIC - Q2 2005 Epicor Software Earnings Conference Call

Unidentified Company Representative - Epicor

There is additional functionality in the 8.0 product Richard. And some people are buying some of that additional functionality, such things as the new CRM application and such. We have estimated that, on average, that each upgrade we get will amount to about $40,000 worth of revenue, which will be a blend of additional license and consulting resources to — additional license product, and consulting resources to install the 8.0 product. I might also mention that the ASPs on our Vantage product continue to grow. And that’s a very nice feature that we’re experiencing as a result of Vantage 8.0.

Richard Davis - Needham & Company - Analyst

So it’s tracking pretty much in line, which is good.

Unidentified Company Representative - Epicor

Right.

Richard Davis - Needham & Company - Analyst

Second, a comment you’ve mentioned — and I think you’re right — but the commentary, do you have any commentary you’d be willing to share with regard to your competitors or adjacent folks, such as particularly maybe the loss (Lawson) (ph) and (Tensia) (ph) transaction, if you think anything is happening there. You’ve got SSA out in QAS and what’s left of I guess J.D. Edwards and (N4) (ph) and people like that. What — ? If you see any changes in the competitive environment.

Unidentified Company Representative - Epicor

Well, without talking specifically about any of the competitors, let me just say that our pipelines are stronger than they’ve ever been, which means we are taking market share from some of our competitors. So none of the things that you just mentioned have affected us in a negative way at all. If nothing else, it’s given us more visibility, as some of these companies go public, and were mentioned in the analysis of them going public, like SSA. So we feel we’re getting great traction. Our pipelines are growing. And we’re competing very favorably with all those people you just mentioned.

Richard Davis - Needham & Company - Analyst

Great. And then the tactical question, for the last one, would be what percentage of revenues this quarter, roughly, would be considered recurring revenues? Because you have a nice maintenance base. And how does this compare with a year or two ago? And is it moved up? Or how does that look?

Unidentified Company Representative - Epicor

Yeah. On our license revenue, it was still about 50/50 install base versus new. Okay? And of course our maintenance and consulting business, we came into the quarter with that all in backlog.

Richard Davis - Needham & Company - Analyst

Okay great. Thank you very much.

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	6

© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Jul. 19. 2005 / 5:00PM, EPIC - Q2 2005 Epicor Software Earnings Conference Call

Operator

We’ll go next to Richard Baldry with First Albany Capital.

Richard Baldry - First Albany Capital - Analyst

Your third quarter guidance would imply something closing in on a little north of a 12% growth rate. And it looks like that’s the first apples to apples comparison you’d have. So on balance, to get to the fourth quarter numbers, and reach your annual numbers though, that rate would slow fairly significantly. So would you like to gauge that in terms of if there’s an impact year over year? Was there something particularly strong about the year ago fourth quarter? Do you think you’re being — continuing to be positioning as conservative guidance? Thanks.

Unidentified Company Representative - Epicor

Yeah Richard. I think we’ve stated in the past that our goal is to grow 10% organically in total revenue, and 15% in license. And we still feel comfortable with those kinds of numbers. And while I totally understand when you put all the numbers together and you look at Q4 what you see, I think it’s fair to say at this point in time that raising the total revenues by $8 million is a conservative approach. And that’s what we’re going to stick with.

Richard Baldry - First Albany Capital - Analyst

Okay. And could you talk a little bit about the head count increase in the quarter? It looked a little more disproportionate than we’d normally see. Was there something opportunistic there? Is there some definite trend to that? Or is that sort of a one-time sort of a build-up? Thanks.

Unidentified Company Representative - Epicor

We continue to add consulting resources. As our license revenues grow, we continue to have more and more need for consultants and support people. And we continue to do that. And in addition to that, we’ve made a couple very small acquisitions of Scala Partners that would add to the head count a little bit.

Richard Baldry - First Albany Capital - Analyst

Thanks.

Operator

We’ll go next to Brad Reback with CIBC. Please go ahead.

Brad Reback - CIBC - Analyst

Hey guys. Michael, with respect to the P&L, the leverage you saw in sales and marketing and R&D, down pretty nicely sequentially, even with the up-tick in revenue. Is that something that we should expect to continue? Were there any one-time items in the quarter with respect to that?

Michael Piraino - EPIC - CFO

Brad, there weren’t any one-time items in Q2 necessarily with respect to that. But I will tell you that our commission programs and our bonus programs tend to be fourth quarter loaded, just because that’s when people hit targets and accelerators and whatever. So we almost have — of course we sell most of the — a lot of the product in the fourth quarter.

So you almost have the opposite effect in the fourth quarter. But I didn’t see anything unusual in the second quarter. And I think when I look out at quarter three and quarter four, I would — if you back to quarter four of last year, you can see where sales and marketing ticked up as a percentage, primarily driven by back end loaded commission programs.

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	7

© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Jul. 19. 2005 / 5:00PM, EPIC - Q2 2005 Epicor Software Earnings Conference Call

Brad Reback - CIBC - Analyst

Okay. And R&D is $7 million absolute run rate, where we should think about this business going forward?

Michael Piraino - EPIC - CFO

I wouldn’t say going forward. I think in my commentary I mentioned that we continue to invest there. In absolute dollars, I trust that that number will grow. We haven’t put our budget together for next year. So I can’t tell you what that is. But with close to 25% of our head count in R&D around the world, and continuing to plan for new products and upgrades, I would expect that number to move up.

Brad Reback - CIBC - Analyst

Okay. On the tax side, when should we expect you guys to move to a more full tax rate, given that you’ve booked the valuation allowance?

Michael Piraino - EPIC - CFO

Yeah. That’s a really good question. We kicked that around actually for a moment or two before the call. You know, we really think that it’s still premature to even put that kind of in pro forma, because we’re still several years off. I mean the amount of NOL that’s available to us is significant, as you know, both U.S. and foreign.

So, depending on what we make over the next couple of three/four years, I mean we’re going to have some open field running here, relative to the tax provision, for some period of time. I think what — we’ve talked about it internally. And we have gotten questions from yourself and others about when we might start to give — almost like a stock option expense disclosure, where it’s a pro forma, at some point in time, I think it would be appropriate to do that. But at this point, it’s really quite a ways off in the future.

So currently we’re not predicting when we might, number one, start giving that kind of pro forma disclosure. Or, number two, run out of the NOL and then actually have a live tax rate in there.

Brad Reback - CIBC - Analyst

Okay. I’ve just, in the past, I have seen when companies found that, be an example, when they book the valuation allowance, they typically move to a more fuller tax rate. I didn’t realize that was a pro forma adjustment.

Michael Piraino - EPIC - CFO

Yeah.

Brad Reback - CIBC - Analyst

Okay. Final question. The maintenance ticked up very nicely in the quarter. I know Michael you mentioned, I guess, some win backs. Is this growth we should expect to continue? Or does that moderate here going forward?

George Klaus - EPIC - Chairman, President and CEO

This is George, Brad. First of all, we had 76 win backs in the quarter, which is very, very nice. These are customers that had been off the maintenance for some time, and our efforts, because of new products, and the execution of our team that’s working on win backs, got us 76 win backs. So we would expect to have a nice number of win backs come in each quarter. That’s one thing. And part of those win backs include some back maintenance, in order to get back on track, which helps our maintenance number.

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	8

© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Jul. 19. 2005 / 5:00PM, EPIC - Q2 2005 Epicor Software Earnings Conference Call

Brad Reback - CIBC - Analyst

Is there any way you could break out, if we look at the quarter, the increase from 16.9 to 18.4? How much of that was attributable to win backs, and how much of that was organic new license?

George Klaus - EPIC - Chairman, President and CEO

We wouldn’t want to share that, I don’t think. The answer is yes, we have the numbers internally. But I don’t think that’s something we’d publish.

Brad Reback - CIBC - Analyst

Okay. Thanks a lot.

Operator

We’ll go next to Jason Brueschke with Pacific Growth Equities. Please go ahead.

Jason Brueschke - Pacific Growth Equities - Analyst

Thank you. First of all, congratulations on a really fantastic quarter, in what’s overall been a difficult environment for a lot of software companies. Let me just start on that question about demand. A lot of companies in software had weak Q2s, and blamed that weakness largely on Europe. Some of it was big deal. But Europe seemed to be the culprit. You haven’t really broken out Europe in particular. You said international is 42%. But could you maybe comment on what is the demand environment, at least for your products, that you’re seeing in Europe, and kind of what your expectations are for that, given maybe the changes in currency going forward?

Unidentified Company Representative - Epicor

Maybe one comment just before. We were 42% this quarter, and 43%. So the international component did grow by a percent. The contribution from international —

Unidentified Company Representative - Epicor

On higher revenues.

Unidentified Company Representative - Epicor

On higher revenues. That’s right.

Unidentified Company Representative - Epicor

Right. But I will tell you this Jason, that both our international team and our Americas team both exceeded their goals in the quarter. So the international business is quite strong, as is our Americas business. So both of them exceeded their goals in the quarter and are frankly above goal year to date. So we see — we don’t see any reason to think that there’s any slowing down in our European operations. And, in fact, we’re trying hard to get that up to closer to 50%.

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	9

© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Jul. 19. 2005 / 5:00PM, EPIC - Q2 2005 Epicor Software Earnings Conference Call

Jason Brueschke - Pacific Growth Equities - Analyst

Okay. And I guess kind of a follow-up with that. Could you give us whether you’ve closed any large companies in your global accounts initiative? I think that’s what it’s called, the initiative where you’re trying to sell kind of a global solution to big multinationals that may have a tier one solution, with say I guess Oracle or SAP. I know you’ve had a couple of those in the past.

Unidentified Company Representative - Epicor

I don’t believe we closed any global account in Q2. As I look at — as our top 10 deals, none of those were global account sales. So we didn’t close any large global accounts. We are working on a number of them. I can tell you that. But, you know, as I’ve stated before, we would continue to sell into our install base of global accounts, which we do. And so we got business out of the install base of global accounts. But in terms of large — I mean add-on stuff. But in terms of large deals, I wouldn’t expect us to get more than one or two a year.

Jason Brueschke - Pacific Growth Equities - Analyst

Okay.

Unidentified Company Representative - Epicor

The incubation period for those are much longer than our typical sales cycles.

Jason Brueschke - Pacific Growth Equities - Analyst

Great. Keeping maybe on the same theme, could you maybe talk about Asia Pacific, how the demand there was, and what your profits are? I know you released a Chinese language version, I believe, in this quarter. Could you maybe give us what you think the outlook for the next couple of years there is for your products?

Unidentified Company Representative - Epicor

Well, I don’t think, in the next year or two, it’s going to become a significant part of our business, quite frankly. We have about 90 plus people over there. We’ve released the product. We’ve localized the product. I would — we are going to sell it aggressively. But it won’t — unless we wind up with a partner over there that can distribute the product for us more effectively than we can do with 90 people, it’s not going to become a significant part of our business in the next year or so.

Jason Brueschke - Pacific Growth Equities - Analyst

Great. And maybe just a final question on the upgrade cycle. So you’ve completed one road show that appears to have been very successful. But even at 500 customers, it’s a small percentage of the customers that potentially could be upgrading to Vantage 8.0. Could you maybe just give us some indication about when you might plan your next road show? Is it going to be — ? Will there be another may be 10 or 12 cities for this year? Or will that happen in 2006?

George Klaus - EPIC - Chairman, President and CEO

Well, a couple of things are going on there Jason. One is our CAM organization, our Customer Account Management team, continues to call into these accounts — and not just the ones that responded to our road show, but to everyone. So we are daily selling to the install base, through our CAM organization. Okay? And then we will have a very large prospectives conference in October and November, where we’ll have a couple thousand customers at that.

Jason Brueschke - Pacific Growth Equities - Analyst

Great. Thank you.

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	10

© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Jul. 19. 2005 / 5:00PM, EPIC - Q2 2005 Epicor Software Earnings Conference Call

Michael Piraino - EPIC - CFO

Hey Jason, it’s Michael. I am not sure that we answered — I think it was a sub-part of your first question, which we talked about revenue from international and the contribution. I think you asked about the FX impact kind of year over year. Did you not?

Jason Brueschke - Pacific Growth Equities - Analyst

Well, yeah. I think you answered it implicitly. I was wondering if the dollar continues to strengthen, do you expect that European demand may ultimately get hit in the second half. I know you guys are doing some sophisticated FX hedging. And I was just wondering — kind of the demand in Europe is, regardless of what happens to the currency. And it seems like it largely is depending upon how weak the currency, the Euro gets.

Michael Piraino - EPIC - CFO

Yeah.

Jason Brueschke - Pacific Growth Equities - Analyst

And if that understanding is wrong, then please correct me. But that’s kind of my take-away.

Michael Piraino - EPIC - CFO

I don’t think it is. I wouldn’t say that we’re doing any exotic hedging, or anything with a whole lot of risk associated with it. I did not look at the contributions from Scala on a relative basis. I did, however, look at the heritage Epicor countries and their revenue, and of course translated the revenues — this quarter’s revenues, at today’s FX. And I looked at what the FX rate was a year ago. And it actually had a very minimal impact.

In fact, it probably retarded the growth a little bit. So if you’re looking for — you know, some people are reporting organic growth numbers, and some of that coming from FX. That’s not what we had. We actually had the opposite of that in the Epicor stuff. I haven’t really looked at the Scala stuff in that context. But we are doing some things out there from a hedging perspective. So we hope to minimize the impact.

Jason Brueschke - Pacific Growth Equities - Analyst

Great. Thanks Michael.

Operator

We’ll go next to Mark Schappel with Keybanc Capital Markets.

Mark Schappel - Keybanc Capital Markets - Analyst

Hi. Good evening, and good job on the quarter, first off. And let me see, most of my questions have been answered. Just a couple of accounting related questions. George, were there any large deals in the quarter, a million dollars and over?

George Klaus - EPIC - Chairman, President and CEO

No. You know, we typically don’t get million dollar deals Mark. It would come from our global accounts team. We got one in the fourth quarter of last year, with Hyatt. But typically we don’t get those. But we did have some — we did have a couple deals that approved a half a million dollars. Actually one over, and another one approaching. So those are large deals for us, a half a million dollars. And that’s license revenue only. That doesn’t count consulting revenue.

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	11

© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Jul. 19. 2005 / 5:00PM, EPIC - Q2 2005 Epicor Software Earnings Conference Call

Mark Schappel - Keybanc Capital Markets - Analyst

And I didn’t catch the foreign exchange impact to the top line. Michael, could you repeat that?

Michael Piraino - EPIC - CFO

It’s minimal on the Epicor entities. Are you just talking about on revenue Mark?

Mark Schappel - Keybanc Capital Markets - Analyst

On revenue. Yes.

Michael Piraino - EPIC - CFO

Yeah. It was very minimal on the Epicor entities. I didn’t measure it for the Scala entities.

Mark Schappel - Keybanc Capital Markets - Analyst

Okay. And the organic growth rates for the business — again, maybe this was mentioned earlier and I missed it. But if I recall, Scala did about 13% last quarter. Epicor was about 10% last quarter. Are you seeing similar organic growth rates?

Unidentified Company Representative - Epicor

We saw a 24% growth rate in license, which we think is quite excellent.

Mark Schappel - Keybanc Capital Markets - Analyst

That’s combined?

Unidentified Company Representative - Epicor

Yes.

Mark Schappel - Keybanc Capital Markets - Analyst

And then I guess one final question, that just picks up on the previous caller, regarding Europe. Again, hearing a lot about the problems in Europe from various enterprise software vendors. Could you just talk about the geographies over there, where you’re seeing certain strength, and where you’re seeing some weakness?

Unidentified Company Representative - Epicor

Well, I think all of Europe is performing. I guess I would say that everybody is performing and doing their numbers. We are stronger in the Nordic countries and in the Eastern Block than we are in the U.K.

Mark Schappel - Keybanc Capital Markets - Analyst

Right. Okay. That’s all for me. Thank you.

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	12

© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Jul. 19. 2005 / 5:00PM, EPIC - Q2 2005 Epicor Software Earnings Conference Call

Operator

We’ll go next to Jim Yin with Ekn.

Jim Yin - Ekn - Analyst

Thank you. I think most of my questions have been answered. But let me ask one question. You mentioned that you have fully integrated Scala, and you see additional synergy. Do you see the synergy coming from the revenue side, or more cost savings?

Unidentified Company Representative - Epicor

I think it’s both Jim. We definitely see it coming from the revenue side. If we were to go back and look at the plan we have in place for Scala, it has exceeded the plan we had in place. And the cost synergies, we met our cost synergies when we did the acquisition, the merger, and actually then exceeded them by beating the numbers that we predicted to the market. I don’t see any additional cost synergies. We’re actually adding the head count now. So — as our business grows, and their revenues grow. So, but we certainly have seen a lot of up tick on the revenue side.

Jim Yin - Ekn - Analyst

And in particular, about your R&D, are you adding more head count and still reducing your R&D expenditure, because you’re leveraging more from the R&D development in Mexico and Russia? Cost savings going forward?

Unidentified Company Representative - Epicor

That’s a correct statement.

Unidentified Company Representative - Epicor

That’s correct Jim.

Unidentified Company Representative - Epicor

And we will continue to emphasize adding head count in Russia and Mexico, as opposed to the states.

Jim Yin - Ekn - Analyst

And then reducing head counts in the states?

Unidentified Company Representative - Epicor

Well, we’re not going to reduce head count in the states.

Jim Yin - Ekn - Analyst

Okay.

Unidentified Company Representative - Epicor

Okay? But we will do most of our adding over there.

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	13

© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Jul. 19. 2005 / 5:00PM, EPIC - Q2 2005 Epicor Software Earnings Conference Call

Jim Yin - Ekn - Analyst

Okay. Well congratulations.

Operator

Our next question is a follow up from Brad Reback with CIBC.

Brad Reback - CIBC - Analyst

Just one quick question. George, in the past you talked about 3X coverage ratios. Are you guys still in that range? Thanks.

George Klaus - EPIC - Chairman, President and CEO

Brad, we are.

Brad Reback - CIBC - Analyst

Thank you very much.

George Klaus - EPIC - Chairman, President and CEO

We’re actually slightly above that.

Operator

And our next question is a follow up from Mark Schappel with Keybanc Capital Markets.

Mark Schappel - Keybanc Capital Markets - Analyst

Hi. Yeah, just one quick question on the tax rate going forward. I know there was some discussion about that earlier. What’s the recommendation for the sell side out here, as far as forward models go?

Unidentified Company Representative - Epicor

Eight to nine percent.

Mark Schappel - Keybanc Capital Markets - Analyst

Thank you.

Operator

[OPERATOR INSTRUCTIONS.] Our next question is a follow up from Jim Yin with Ekn.

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	14

© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Jul. 19. 2005 / 5:00PM, EPIC - Q2 2005 Epicor Software Earnings Conference Call

Jim Yin - Ekn - Analyst

Yes. I know you don’t typically break out your business by vertical industries. Would you comment on which vertical industry you think are seeing some strengths?

Unidentified Company Representative - Epicor

Yeah, well we will continue not to break it out Jim. But obviously our manufacturing business is strong. Our services business, for our E for SC product, we had very good performance in the quarter. Our first salesperson to make 100% of their number is from our services team. So that’s been a good performing product. So I would say the services product and the manufacturing, plus our enterprise product did well in the quarter too.

Jim Yin - Ekn - Analyst

I know that you just released a new —

Unidentified Company Representative - Epicor

And Scala of course.

Jim Yin - Ekn - Analyst

I know that you just released a new point of sale. Are you planning to expand additional offering in that segment of the market?

Unidentified Company Representative - Epicor

Yeah. That’s kind of localized, to help solve some problems in Australia. We are looking at extending that, but haven’t made any big commitments in that area yet.

Jim Yin - Ekn - Analyst

Okay, thank you.

Operator

[OPERATOR INSTRUCTIONS.] We have one question remaining in the queue. We’ll take that question from [Wendall Laidley] with RS Investments.

Wendall Laidley - RS Investments - Analyst

Yeah, thanks. I have two questions. One is, I heard the 24% organic license growth. George, I think you’ve been targeting, what, 10-15% long-term. Is that right?

George Klaus - EPIC - Chairman, President and CEO

Fifteen percent, on license.

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	15

© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Jul. 19. 2005 / 5:00PM, EPIC - Q2 2005 Epicor Software Earnings Conference Call

Wendall Laidley - RS Investments - Analyst

Fifteen percent. Okay. Do these kind of results make you think differently about the time line that it takes? I guess the question is, do you think that there’s a period where you can deliver numbers that are above that for some reason? Or does the period of time it takes to get back to 15% change for some reason?

George Klaus - EPIC - Chairman, President and CEO

Geez, how do I want to answer that [Wendall]?

Wendall Laidley - RS Investments - Analyst

I am trying to understand what, if the thing that’s causing that is sustainable for a one year, two year period or not.

George Klaus - EPIC - Chairman, President and CEO

Right. I guess the best way for me to answer that is I am very comfortable with 15%. And I believe that our pipelines are way stronger than they’ve been for quite some time. And they’re continuing to get stronger quarter over quarter. So I am very comfortable with 15%.

Wendall Laidley - RS Investments - Analyst

Okay. And my other question, the Vantage 8.0 ramp has taken a little bit longer to happen. You guys have been pretty straightforward with that. What type of contribution should we expect going forward in this relationship between showing it to the customer, and then actually generating revenue? And how long will it take before that revenue stream ends up being more meaningful, or starts to hit some period of inflexion?

George Klaus - EPIC - Chairman, President and CEO

Well, we were not shipping it to existing customers. Okay? Until around the second half of the year here. So we’re just starting to do that now. We’re building that penned up demand, if you will, and deciding who and where we will ship the thing. We will start to see, I think, more from that in Q4. We’ll see some in Q3. There’s no question about that. But we’ll see a little stronger performance in Q4, and certainly next year.

Wendall Laidley - RS Investments - Analyst

So your assumptions kind of quarterly from that are pretty much the same now, through end of the year? It’s more of an ‘06 phenomenon before it gets meaningful. Right?

George Klaus - EPIC - Chairman, President and CEO

Yeah. I think we’ll start to see some in Q4.

Wendall Laidley - RS Investments - Analyst

Okay. Thanks very much.

Operator

[OPERATOR INSTRUCTIONS]. And we’ll return the call back over to Valerie Brodie for any additional or closing remarks.

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	16

© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Jul. 19. 2005 / 5:00PM, EPIC - Q2 2005 Epicor Software Earnings Conference Call

George Klaus - EPIC - Chairman, President and CEO

Okay. This is George. Thank you Keith. Let me just thank all the employees of Epicor, who may be listening or who will tune into this call. We had an unbelievably good quarter, a very strong quarter. Our business continues to perform above our plan, and above the expectations we’ve put in place for the year. And that’s a tribute to some really excellent people in the Company.

We are delivering very quality products. I heard one sales manager say that the products, when we produce them — I mean when we present them to customers now, are really jaw dropping for the customer. So I am very proud of the products we’ve delivered. We have new products out there, with new technology, which is ahead of all of our competition. None of them have the kinds of products in the market we do today. And so I see nothing but good times ahead for us. So thank you for listening, and I look forward to talking to all of you soon.

DISCLAIMER

Thomson Financial reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies’ most recent SEC filings. Although the companies mayindicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY’S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON FINANCIAL OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY’S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

© 2005, Thomson StreetEvents All Rights Reserved.

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	17

© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.